EXHIBIT 16.1 - LETTER OF ERNST & YOUNG LLP




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 14, 1997, of Core
Materials Corporation, formerly RYMAC Mortgage Investment
Corporation, and are in agreement with the statements contained in paragraph 2 on page 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




ERNST & YOUNG LLP
New York, New York
January 14, 1997